UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 1, 2010
COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)
Commission File No. 1-10352

Delaware	59-2758596

(State of Incorporation)	(I.R.S. Employer
Identification No.)

354 Eisenhower Parkway
Livingston, New Jersey	07039

(Address of principal	Zip Code
executive offices)
Registrant’s telephone number, including area code: (973) 994-3999
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders
Item 5.01 Changes in Control of Registrant
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.07 Submission of Matters to a Vote of Security Holders
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-3.1
EX-4.1
EX-10.1
EX-10.2
EX-10.3
EX-99.1
EX-99.2
EX-99.3

Item 1.01 Entry into a Material Definitive Agreement.
Descriptions of the Supply Agreement, License Agreement and Investor’s Rights Agreement are set forth under Item 2.01 of this Current Report on Form 8-K and are incorporated by reference into this item.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Watson Transactions
On July 2, 2010, Columbia Laboratories, Inc. (the “Company”) completed the previously announced sale to Coventry Acquisition, Inc. (the “Buyer”), a subsidiary of Watson Pharmaceuticals, Inc. (“Watson”), pursuant to the terms of that certain Purchase and Collaboration Agreement, dated as of March 3, 2010 (the “Purchase Agreement”), among the Company, the Buyer and Watson of (i) substantially all of its assets primarily relating to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of pharmaceutical products containing progesterone as an active ingredient, including CRINONE 8% progesterone gel, PROCHIEVE 4% progesterone gel and PROCHIEVE 8% progesterone gel, each sold by the Company in the United States (collectively, the “Progesterone Products”), including certain intellectual property, promotional materials, contracts, product data and regulatory approvals and regulatory filings (the “Purchased Assets”), and (ii) 11,200,000 shares (the “Acquisition Shares”) of the Company’s common stock, $.01 par value per share (the “Common Stock”). The Company has retained certain assets and rights relating to its progesterone business, including all rights necessary to perform its obligations under its agreement with an affiliate of Merck Serono S.A. (“Merck Serono”). The transactions pursuant to the Purchase Agreement and the ancillary agreements thereto are referred to herein as the “Watson Transactions.”
In consideration for the sale of the Purchased Assets and the Acquisition Shares, the Company has received $47 million in cash and the Buyer has assumed certain liabilities associated with the Purchased Assets. The Buyer has reported that the source of the funds used to effect the Watson Transactions was working capital. In addition, pursuant to the terms of the Purchase Agreement, the Buyer agreed to pay the Company up to $45.5 million in cash upon the achievement of several contingent milestones as follows: (i) upon the delivery of results from the Company’s Phase III PREGNANT Study designed to evaluate the ability of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix of between 1.0 and 2.0 centimeters (the “PTB Indication”) as measured by transvaginal ultrasound at mid-pregnancy (the “PREGNANT Study”) and (A) if the results of the PREGNANT Study reflect the achievement of a primary endpoint, reduction in preterm birth, p-value that is less than or equal to 0.05 and greater than 0.01, $6 million or (B) if the results of the PREGNANT Study reflect the achievement of a primary endpoint, reduction in preterm birth, p-value that is less than or equal to 0.01, $8 million; provided, however, in each case, the results reflect the achievement of a secondary endpoint, infant outcomes composite score, p-value that is less than or equal to 0.05; (ii) upon acceptance by the United States Food and Drug Administration of a new drug application (or a supplemental new drug application) to market PROCHIEVE 8% for the PTB Indication, $5 million; (iii) upon the first commercial sale of PROCHIEVE 8% in the United States for the PTB Indication, $30 million; (iv) upon filing and acceptance by the applicable regulatory authority of an application for the authorization to market a Progesterone Product for the PTB Indication in a country or jurisdiction outside the United States, $0.5 million; and (v) upon a grant by any applicable regulatory authority of an approval to market a Progesterone Product for the PTB Indication in a country or jurisdiction outside of the United States, $2 million.
Pursuant to the Purchase Agreement, after the closing thereunder, the Buyer has also agreed to make certain royalty payments to the Company in each year during the relevant royalty period based on the sales of certain Progesterone Products (each a “Royalty Product”), at the rates of (A) 10% of the portion of annual United States net sales which are less than or equal to $150,000,000, (B) 15% of the portion of annual United States net sales which are greater than $150,000,000 and less than or equal to $250,000,000, (C) 20% of the portion of annual United States net sales which are greater than $250,000,000 and (D) 10% of annual net sales outside of the United States in a country where the Buyer or its affiliates are commercializing any Royalty Product; provided, however that (x) if generic entry by a third party with respect to any Royalty Product occurs in any country such that quarterly net sales of such Royalty Product in such country are reduced by 50% and such reduction is directly attributable to the marketing or sale in such country of such generic equivalent, the royalty rate shall be reduced by 50% in such country (a “Generic Entry”), (y) if the Buyer or any of its affiliates grants any licenses, sublicenses, distribution or marketing rights or otherwise collaborates with a third party to commercialize any Royalty Product in a country outside of the United States, in lieu of royalties payable in respect of net sales, the Company will be entitled to 20% of gross profits associated with such commercialization in such country, and (z) in the event that a Generic Entry by the Buyer or its affiliates with respect to any Royalty Product in a country occurs in the circumstances permitted by the Purchase Agreement, in lieu of royalties payable in respect of net sales for such generic product, the Company will be entitled to 20% of gross profits associated with the commercialization of such generic product in such country.
Pursuant to the Purchase Agreement, the Company and the Buyer have also agreed to collaborate with respect to the development of Progesterone Products. In connection therewith, the parties agreed to establish a joint development committee to oversee and supervise all development activities. The Company will be responsible for completion of the PREGNANT Study and such other activities as determined by the joint development committee. The Company will be responsible for the costs of conducting the PREGNANT Study and the preparation, filing and approval process of the related new drug application (or supplemental new drug application) up to a maximum amount of $7 million from January 1, 2010. All other development costs incurred in connection with the development collaboration will be paid by the Buyer.
The parties, pursuant to the Purchase Agreement, have entered into various ancillary agreements described below, including an Investor’s Rights Agreement, a Supply Agreement pursuant to which the Company will supply the Progesterone Products to the Buyer for sale in the United States at a price equal to 110% of the cost of goods sold and a License Agreement relating to the grant of certain intellectual property licenses.
As part of the Purchase Agreement, the Company has agreed not to manufacture, develop or commercialize products containing progesterone or any other products for the PTB Indication, subject to certain exceptions, until the second anniversary of the date on which the Company and the Buyer terminate their relationship with respect to the joint development of the Progesterone Products. The joint development collaboration is terminable by either party beginning July 2, 2015.

The Company has granted to the Buyer certain registration rights with respect to the resale of the Acquisition Shares and the right to designate one member to the Board until the Buyer no longer owns at least 10% of the Company’s outstanding Common Stock, pursuant to the terms of the Investor’s Rights Agreement, dated July 2, 2010, between the Buyer and the Company (the “Investor’s Rights Agreement”). The Buyer, under the Investor’s Rights Agreement, has agreed to certain limitations on its ability to transfer the Acquisition Shares.
The Acquisition Shares are being offered and sold to the Buyer under the Purchase Agreement in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder, based on the nature of the Buyer and certain representations made by the Buyer to the Company.
Termination of the PharmaBio Agreement
On July 2, 2010, the Company terminated the Investment and Royalty Agreement, dated March 5, 2003, between the Company and PharmaBio Development Inc., as amended and supplemented from time to time (the “PharmaBio Agreement”). Termination of the PharmaBio Agreement was in accordance with the terms of a previously reported amendment to the PharmaBio Agreement, dated March 3, 2010, permitting the Company to make certain payments required thereunder on an accelerated and discounted basis on the date the Company consummates a sale such as the sale of the Company’s assets in connection with the Watson Transactions.
Forgiveness of the Amounts owed under Watson Note
On July 2, 2010, the $15,000,000, plus accrued interest, owed by the Company to Watson pursuant to the terms of that certain forgivable Term Loan Promissory Note, dated June 1, 2010, bearing interest at the rate of 4% per annum (the “Watson Note”) was forgiven in accordance with the terms of the Watson Note. Watson provided a pay-off letter to the Company to this effect.
Investor’s Rights Agreement
In connection with the Watson Transactions, the Company entered into the Investor’s Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Pursuant to the Investor’s Rights Agreement, the Buyer has the right to nominate one director (the “Designee”) to the Company’s board of directors, and the Company will use its commercially reasonable efforts to expand its board of directors and appoint such designee as a director prior to July 9, 2010 (the “Designation Right”) . The Company has also agreed to use its commercially reasonable efforts to facilitate the re-election of the Buyer’s board designee until such time as the Buyer ceases to hold at least 10% of the outstanding shares of Common Stock. The Buyer has selected Fred Wilkinson, Executive Vice President — Global Brands of Watson as its Designee. The Buyer is subject to a six month “lock-up” commencing on July 2, 2010 (the “Initial Lock-Up Period”), during which it is not permitted to sell the Acquisition Shares, subject to certain limited exceptions. Following the Initial Lock-Up Period (and until 18 months after July 2, 2010), subject to certain exceptions, the Buyer agreed that it will not, during any fiscal quarter, transfer more than 2 million shares of Common

Stock. The transfer restrictions will expire at the time that the Buyer no longer holds 10% of the outstanding shares of Common Stock. In order to provide the Buyer with liquidity with respect to its holdings in the Company following the Initial Lock-Up Period, the Company agreed to use its commercially reasonable efforts to file a shelf registration statement with the Securities and Exchange Commission not later than 90 days prior to the end of the Initial Lock-Up Period and to keep such shelf registration statement effective until the earliest of the fourth anniversary of July 2, 2010, the date on which all of the Acquisition Shares have been transferred by the Buyer or the date upon which the Acquisition Shares may be sold by Buyer under Rule 144 (without limitation as to volume or compliance with certain specified provisions of Rule 144). Pursuant to the Investor’s Rights Agreement, the Company also agreed to certain indemnification and contribution provisions, including with respect to liabilities arising under the Securities Act.
The foregoing is a summary of the terms of the Investor’s Rights Agreement, and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Investor’s Rights Agreement.
Supply Agreement
In connection with the Watson Transactions, the Company entered into the Supply Agreement, dated as of July 2, 2010, by and between the Company and the Buyer (the “Supply Agreement”), which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. Pursuant to the Supply Agreement, the Company is the exclusive supplier of the Progesterone Products to the Buyer for sale in the United States at a price equal to 110% of the cost of goods sold. The initial purchase order under the Supply Agreement, of finished goods inventory held on hand by the Company on July 2, 2010, was made by the Buyer at the time of the execution of the Supply Agreement for a batch price set forth in the Supply Agreement, calculated based on an agreed upon cost of goods formula, which includes a monthly adjustment to reflect the current foreign currency exchange rates. The initial purchase order will be delivered to the Buyer within 30 days after July 2, 2010 and each purchase order made pursuant to the Supply Agreement thereafter will be for a delivery date no earlier than 90 days following the Company’s receipt of such purchase order. The Supply Agreement, unless earlier terminated in accordance with its terms, shall remain in force through May 19, 2015, and shall renew automatically for two-year terms thereafter, unless either party gives written notice of its intention not to renew at least 180 days prior to expiration of the then applicable term. The Supply Agreement is terminable by the Buyer upon 180 days’ notice, upon the expiration or termination of the Joint Development Period (as defined in the Purchase Agreement) and by either party at any time pursuant to standard termination provisions, including the insolvency or uncured default of the other party.
The foregoing is a summary of the terms of the Supply Agreement, and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Supply Agreement.
License Agreement
In connection with the Watson Transactions, the Company entered into the License Agreement, dated as of July 2, 2010, by and among the Company, the Buyer and Columbia Laboratories (Bermuda) Ltd. (the “License Agreement”), which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference. Pursuant to the License Agreement, the parties granted each other certain licenses to use certain intellectual property.
The Company granted to the Buyer, subject to the Purchase Agreement and agreements with Dimera Incorporated and Merck Serono an exclusive, irrevocable, perpetual, royalty-free and fully paid-up license, with the right to grant sublicenses, under the Excluded Asset Technology and Seller Next Generation Delivery System Technology (each as defined in the License Agreement), in each case for the purposes of developing, manufacturing, having manufactured, using, importing, exporting, marketing, selling, offering to sell or otherwise commercializing pharmaceutical products containing progesterone as an active pharmaceutical ingredient (“Licensed Products”) in any and all fields.
     The Buyer granted to the Company:
•	a non-exclusive, non-transferable, royalty-free and fully paid-up license to the patents and know-how included among the Purchased Assets and the know-how arising from the development activities pursuant to the Purchase Agreement for the purpose of supplying the Licensed Products to the Buyer under the terms and conditions of the Supply Agreement;

•	a non-exclusive, non-transferable, royalty-free and fully paid-up license to the patents and know-how included among the Purchased Assets, the know-how arising from the development activities and the patents and know-how controlled by the Buyer but identified for the Company’s use in writing, for the purposes of conducting the Company’s development activities under the Purchase Agreement;

•	an exclusive, irrevocable, perpetual, royalty-free and fully paid-up license, with the right to grant sublicenses to the patents and know-how included among the Purchased Assets and certain know-how arising from the development activities pursuant to the Purchase Agreement for the purposes of the Company’s compliance with its agreements with Dimera Incorporated and Merck Serono; and

•	a non-exclusive, irrevocable, perpetual, royalty-free and fully paid-up license, with the right to grant sublicenses to develop, manufacture, have manufactured, use, import, export, market, sell, offer to sell or otherwise commercialize the Seller Next Generation Delivery System (as defined in the License Agreement) to the extent that it incorporates or delivers any product other than the Licensed Products in any and all fields.
The License Agreement may be terminated upon mutual written agreement of the parties. If one party enters bankruptcy, the other party is entitled to a complete duplicate of, or access to, any intellectual property licensed under the License Agreement.
The foregoing is a summary of the terms of the License Agreement, and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the License Agreement.

Item 3.02 Unregistered Sales of Equity Securities
On July 2, 2010, the Company completed the purchase of approximately $40 million of the Company’s Convertible Subordinated Notes, due December 31, 2011, bearing interest at the rate of 8% per annum (the “Notes”), pursuant to the terms of the Note Purchase and Amendment Agreements, dated March 3, 2010 (the “Note Purchase Agreements”), entered into with the holders (the “Holders”) of the Notes (who are each accredited investors (as such term is defined in Rule 501 under the Securities Act)). In exchange for the Notes, on July 2, 2010, the Company paid the aggregate purchase price of (i) $26 million in cash, (ii) warrants (the “Warrants”) to purchase 7,750,000 shares of Common Stock (the “Warrant Shares”) and (iii) 7,407,407 shares of Common Stock (the “NPA Shares” and, collectively with the Warrants and the Warrant Shares, the “Securities”).
The Warrants will be exercisable, subject to certain limitations specified therein, during the period commencing 180 days after their issuance, and ending on July 2, 2015, unless earlier exercised or terminated as provided in the Warrants. The Warrants will be exercisable for an aggregate of 7,407,407 Warrant Shares. The exercise price per share, subject to adjustment in certain circumstances, is $1.35. A Form of Warrant is attached hereto as Exhibit 4.1.
Under the terms of the Note Purchase Agreements, the Company has granted Holders who are Affiliates (as such term is defined in Rule 405 of the Securities Act) certain registration rights with respect to the resale of the NPA Shares and the Warrant Shares.
Under the Note Purchase Agreements, until 45 days after the Company’s public announcement of the results of the PREGNANT Study, if the Company issues any shares of Common Stock (or Common Stock equivalents) for a price that is less than $2.00 per share, the Company must offer the Holders, subject to certain exceptions, the right to exchange their Warrants for cash payments of up to an aggregate of $3,999,996.
The NPA Shares and Warrants are being offered and sold to the Holders in reliance on exemptions from the registration requirements of the Securities Act pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder, based on the nature of the Holders and certain representations made by them to the Company.
Neither the Acquisition Shares nor the Securities have been registered under the Securities Act (or the laws of any state or other jurisdiction) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereof. This Form 8-K does not constitute an offer for the sale of any securities of the Company or a solicitation of any offer to buy any securities of the Company.
In addition to the matters discussed above, a description of the sale of the Acquisition Shares is set forth under Item 2.01 of this Current Report on Form 8-K and is incorporated by reference into this item.
Item 3.03 Material Modification to Rights of Security Holders
On July 1, 2010, the Company’s stockholders approved the Certificate of Amendment of Restated Certificate of Incorporation of the Company to increase the number of shares of the Company’s authorized Common Stock from 100,000,000 to 150,000,000 (the “Charter

Amendment”), as described below under Item 5.07 of this Current Report. On July 1, 2010, the Company filed the Certificate of Amendment of Restated Certificate of Incorporation with the Secretary of State of Delaware. A copy of the Certificate of Amendment of Restated Certificate of Incorporation of the Company is attached hereto as Exhibit 3.1.
Item 5.01 Changes in Control of Registrant
Descriptions of the Watson Transactions and the Designation Right are set forth under Item 2.01 of this Current Report on Form 8-K and are incorporated by reference into this item.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
A description of the Charter Amendment is set forth under Item 3.03 of this Current Report on Form 8-K and is incorporated by reference into this item.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On July 1, 2010, the Company held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on the following three proposals: (i) to approve the Asset Sale pursuant to the Purchase Agreement, (ii) to approve the Charter Amendment, and (iii) to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or Charter Amendment if there are insufficient votes to approve the Asset Sale and/or Charter Amendment, as applicable (the “Adjournment Proposal”). A total of 38,475,536 shares of Common Stock, 0 shares of Series B Preferred Stock and 59,000 shares of Series E Preferred Stock, voting together as a single class, were voted in person or by proxy (with the holders of shares of Common Stock entitled to one vote per share, the holders of shares of Series B Preferred Stock entitled to 20 votes per share and the holders of shares of Series E Preferred Stock entitled to 50 votes per share, collectively, the “Voting Power”). The votes cast represented 60.5% of the total Voting Power entitled to be voted.
Proposal 1: To approve the Asset Sale pursuant to the Purchase Agreement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,935,773	1,419,610	70,153	0
Proposal 2: To approve the Charter Amendment:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,530,682	820,626	74,228	0
Proposal 3: To approve the Adjournment Proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,501,907	1,843,518	80,111	0
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:
This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of CRINONE® and STRIANT® in the United States; the successful marketing of CRINONE by Merck Serono outside the United States; the timely and successful completion of the ongoing Phase III PREGNANT (PROCHIEVE® Extending Gestation A New Therapy) Study of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix at mid-pregnancy; successful development of a next-generation vaginal progesterone product; success in obtaining acceptance and approval of new products and new indications for current products by the United States Food and Drug Administration and international regulatory agencies; the impact of competitive products and pricing; the Company’s ability to obtain financing in order to fund its operations and repay its debt as it becomes due; the timely and successful negotiation of partnerships or other transactions; the strength of the United States dollar relative to international currencies, particularly the euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in the Company’s reports filed with the Securities and Exchange Commission. All forward-looking statements contained herein are neither promises nor guarantees. The Company does not undertake any responsibility to revise or update any forward-looking statements contained herein.
Item 8.01 Other Events.
The Company issued a press release entitled “Columbia Laboratories Stockholders Approve Sale of Progesterone Assets to Watson Pharmaceuticals” on July 1, 2010, and a press release entitled “Columbia Laboratories Completes Sale of Progesterone Assets to Watson Pharmaceuticals” on July 6, 2010. Copies of the press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information.

Exhibit No.	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation of Columbia Laboratories, Inc., filed with the Secretary of State of Delaware July 1, 2010

4.1	Form of Warrant to Purchase Common Stock

10.1	Investor’s Rights Agreement

10.2	Supply Agreement

10.3	License Agreement

99.1	Press Release, dated July 1, 2010

99.2	Press Release, dated July 6, 2010

99.3	Unaudited Pro Forma Financial Statements of Columbia Laboratories, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 2, 2010

COLUMBIA LABORATORIES, INC.
By:	/s/ Lawrence A. Gyenes
Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer & Treasurer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation of Columbia Laboratories, Inc., filed with the Secretary of State of Delaware July 1, 2010

4.1	Form of Warrant to Purchase Common Stock

10.1	Investor’s Rights Agreement

10.2	Supply Agreement

10.3	License Agreement

99.1	Press Release, dated July 1, 2010

99.2	Press Release, dated July 6, 2010

99.3	Unaudited Pro Forma Financial Statements of Columbia Laboratories, Inc.